UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave, Suite 600
Greenwood Village, CO 80111
(Address of principal executive offices)

(603) 821-3902
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 11, 2024, Skillsoft Corp. (the “Company”) issued a press release announcing, among other things, the Company’s July 11 investor day, the Company’s updated strategic and financial outlook and a share repurchase program (discussed in more detail below). A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 10, 2024, the Board of Directors of the Company authorized and approved a share repurchase program for up to $10 million of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share (“Common Stock”). The share repurchase program will commence on July 11, 2024 and will terminate on the fourth anniversary of such date. Under the share repurchase program, the Company may purchase shares of Common Stock in the open market, in private negotiated transactions, or by other means from time to time. The Company cannot predict when or if it will repurchase any shares of Common Stock. The timing and number of shares of Common Stock that may be purchased will depend on a variety of factors, including the share price of the Common Stock, general market conditions, alternative uses for capital, the Company’s financial performance, and other considerations. The share repurchase program does not obligate the Company to purchase any minimum number of shares of Common Stock, and the program may be suspended, modified, or discontinued at any time without prior notice.

Information regarding repurchases of shares of Common Stock will be available in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the SEC as required by the applicable rules of the Exchange Act.

FORWARD-LOOKING STATEMENTS

This report includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the timing and execution of the share repurchase program, are forward-looking statements and may be based on current expectations, estimates or projections about our industry, management’s beliefs or certain assumptions made by management. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2024, and subsequent periodic reports. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be incorrect, and actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2024

SKILLSOFT CORP.

By:	/s/ Richard George Walker
Richard George Walker Chief Financial Officer